EXHIBIT 8.2
[LETTERHEAD OF SQUIRE, SANDERS & DEMPSEY L.L.P.]
______________, 200_
UCBH Holdings, Inc.
555 Montgomery Street
San Francisco, California 94111
Re:      Merger of Great Eastern Bank with and into United Commercial Bank, a wholly owned subsidiary of UCBH Holdings, Inc.
Ladies and Gentlemen:
Pursuant to Section 8.2(i) of that certain Agreement and Plan of Merger, dated as of October 13, 2005, by and among UCBH Holdings, Inc., (“UCBH”), a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended, United Commercial Bank (“UCB”), a California state-chartered bank that is a wholly-owned subsidiary of UCBH, and Great Eastern Bank (“GEB”), a New York state-chartered bank (the “Merger Agreement”), UCBH has requested our opinion with respect to certain of the U.S. federal income tax consequences of the merger of GEB with and into UCB (the “Merger”) in accordance with the terms of the Merger Agreement. Under the terms of the Merger Agreement, shares of GEB common stock will be converted into shares of UCBH voting common stock and/or the right to receive cash according to election and allocation procedures prescribed in the Merger Agreement, such that, in all events, the value of UCBH voting common stock received by the GEB shareholders in connection with the Merger will constitute not less than 40 percent of the total value of all consideration received by such shareholders as a result of the Merger and the exercise of dissenters’ rights under applicable New York law in connection therewith.
Documents Examined
In connection with the rendering of our opinion, we have examined and relied upon the following:
1.	The Merger Agreement;

2.	The Registration Statement on Form S-4 (including all exhibits thereto) as filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger (the “Registration Statement”);

3.	The Representation Certificates, dated as of the date hereof, of UCBH and GEB; and

4.	Such other documents, records, and matters of law as we have deemed necessary or appropriate in connection with rendering this opinion.
In our review and examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof, the legal capacity of all natural persons, and the due execution and delivery of all documents by the signatories thereto. We have further assumed that the execution and delivery of any of the foregoing have been duly authorized by all necessary corporate actions in order to make the foregoing valid and legally binding obligations of the parties, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.
Factual Assumptions
In rendering this opinion, we have made the following assumptions as to factual matters:
1.	The Representation Certificates of UCBH and GEB, as referenced in the section entitled Documents Examined, are executed and delivered to us prior to the Merger in the form that we have heretofore tendered them;

2.	The representations as to factual matters contained in the Representation Certificates are all true, correct and complete in all material respects as of the effective date of the Merger and no actions have been taken before the Merger (or will be taken after the Merger) that are inconsistent with such representations;

3.	Any representation or statement made in any of the documents referred to herein “to the best of the knowledge” of any person or party or otherwise similarly qualified is true and correct as if made without such qualification;

4.	All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, correct and complete in all material respects as of the effective date of the Merger and no actions have been taken before the Merger (or will be taken after the Merger) that are inconsistent therewith;

5.	The Merger and all transactions related thereto or contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the terms and conditions of the applicable documents (without any waiver, breach or amendment of any provision thereof), and there are no material documents other than those referenced in the Merger Agreement or the Registration Statement;

6.	The Merger will be reported by UCBH, UCB, and GEB on their respective U.S. federal income tax returns in a manner consistent with the opinion set forth below; and

7.	The Merger will qualify as a statutory merger under applicable state corporation law.
Limitations on Opinion
The following limitations apply with respect to this opinion:
1.	This opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), and published interpretations thereof by the Internal Revenue Service and those courts having jurisdiction over such matters, in each case as in effect as of the date hereof, all of which are subject to change either prospectively or retrospectively. No opinion is rendered with respect to the effect, if any, of any pending or future legislation or administrative regulation or ruling that may have a bearing on any of the foregoing. We disclaim any undertaking to advise you of any subsequent changes in applicable law, regulations, or interpretations thereof. This opinion is not the equivalent of a ruling from, and is not binding on, the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service or the courts will agree with the conclusions expressed herein.

2.	We have not been asked to render an opinion with respect to any federal tax matters except those set forth below, nor have we been asked to render an opinion with respect to any foreign, state or local tax consequences of the Merger. Accordingly, this opinion should not be construed as applying in any manner to any tax aspect of the Merger, other than as set forth below.

3.	All factual assumptions set forth above are material to all opinions herein rendered and have been relied upon by us in rendering all such opinions. Any material inaccuracy in any one or more of the assumed facts may adversely affect all or some of the conclusions stated in such opinion.

4.	This opinion is being furnished to UCBH pursuant to Section 8.2(i) of the Merger Agreement and is intended solely for its benefit in connection therewith, and may not be used or relied upon by any other person, furnished to any other person for any purpose, or included or referenced in any filing made with any governmental or regulatory authority without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references made to the name of this firm under the caption “Material United States Federal Income Tax Consequences of the Merger” in the Proxy Statement-Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.
Opinion
Based upon and subject to the foregoing, it is our opinion that the Merger will constitute a “reorganization” within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Code, that each of UCBH, UCB, and GEB will be a “party to a reorganization” within the meaning of Section 368(b) of the Code, and, accordingly, that none of UCBH, UCB, or GEB will recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger.

Respectfully Submitted, SQUIRE, SANDERS & DEMPSEY L.L.P.